Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Amendment No. 28 to Schedule 13D, dated January 28, 2025, relating to the Common Shares, no par value, of Lineage Cell Therapeutics, Inc. shall be filed on behalf of the undersigned.

Dated: January 28, 2025	Broadwood Partners, L.P.
	By:	Broadwood Capital, Inc.

	By:	/s/ Neal C. Bradsher
	Name:	Neal C. Bradsher
	Title:	President

Broadwood Capital, Inc.

	By:	/s/ Neal C. Bradsher
	Name:	Neal C. Bradsher
	Title:	President

/s/ Neal C. Bradsher
Neal C. Bradsher